SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
   October 15, 1996 (October 15, 1996)
 ---------------------------------------



                   Retail Equity Partners Limited Partnership
             (Exact name of registrant as specified in its charter)



     North Carolina                    33-15427                 56-1590235
(State of incorporation)      (Commission File Number)     (IRS Employer ID No.)



             3710 One First Union Center, Charlotte, N.C. 28202-6032
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code   704/333-1367



                                                    Total number of Pages:  4



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Item 4.  Changes in Registrant's Certifying Accountant.

Effective October 15, 1996, Retail Equity Partners Limited Partnership (the "Partnership") dismissed its prior certifying accountants, Arthur Andersen LLP ("Andersen") and retained as its new certifying accountants, Ernst & Young LLP.

Andersen's reports on the Partnership's financial statements during the two most recent fiscal years contained no adverse opinion or disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the Partnership's General Partner, Boddie Investment Company.

During the two most recent fiscal years and all subsequent interim periods preceding the date hereof, there were no disagreements between the Partnership and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of disagreement in connection with Andersen's reports.

None of the "reportable events" described in Item 304. (a)(1)(v) of Regulation S-K occurred with respect to the Partnership within the two most recent fiscal years and any subsequent interim period to the date hereof.

Effective October 15, 1996, the Partnership engaged Ernst & Young LLP as its principal accountant. During the two most recent fiscal years and all subsequent interim periods preceding the date hereof, the Partnership has not consulted Ernst & Young LLP regarding any matters or events as set forth in Item 304.
(a)(2) of Regulation S-K.

The Company has requested Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Andersen agrees with the statements made by the Company in this Item 4. A copy of the letter from Arthur Andersen LLP to the Securities and Exchange Commission is filed as Exhibit 16 hereto.


Item 7.  Financial Statements and Exhibits

Exhibit 16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated October 16, 1996.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            Retail Equity Partners Limited Partnership
                            (Registrant)

                            By:  Boddie Investment Company, General Partner




October 15, 1996            /s/ Philip S. Payne
                           --------------------
                           Philip S. Payne
                           (Duly Authorized Agent)


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